77-Q
LEGG MASON PARTNERS INCOME TRUST
LMP INTERMEDIATE MATURITY NY MUNICIPALS FUND


MANAGEMENT AGREEMENT
Legg Mason Partners Fund Advisor, LLC

      This MANAGEMENT AGREEMENT (Agreement) is made this 13th day of April, 2007, by and between Legg Mason Partners Income Trust (the
Trust) and Legg Mason Partners Fund Advisor,
LLC, a Delaware limited liability company (the
Manager).

      WHEREAS, the Trust is a Maryland business trust registered as a management investment company under the Investment Company Act of 1940, as amended (the 1940 Act);

      WHEREAS, the Manager is engaged primarily in rendering investment advisory, management and administrative services and is registered as an investment adviser under the Investment
Advisers Act of 1940, as amended;

      WHEREAS, the Trust wishes to retain the
Manager to provide investment advisory,
management, and administrative services to the Trust with respect to the series of the Trust designated in Schedule A annexed hereto (the
Fund); and

      WHEREAS, the Manager is willing to
furnish such services on the terms and
conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the
promises and mutual covenants herein contained, it is agreed as follows:

       1.	The Trust hereby appoints the
Manager to act as investment adviser and
administrator of the Fund for the period and on
the terms set forth in this Agreement.  The
Manager accepts such appointment and agrees to
render the services herein set forth, for the
compensation herein provided.
       2.	The Fund shall at all times keep
the Manager fully informed with regard to the
securities owned by it, its funds available, or
to become available, for investment, and
generally as to the condition of its affairs.
It shall furnish the Manager with such other
documents and information with regard to its
affairs as the Manager may from time to time
reasonably request.
       3.	(a)	Subject to the supervision of
the Trusts Board of Trustees (the Board), the
Manager shall regularly provide the Fund with
investment research, advice, management and
supervision and shall furnish a continuous
investment program for the Funds portfolio of
securities and other investments consistent
with the Funds investment objectives, policies
and restrictions, as stated in the Funds
current Prospectus and Statement of Additional
Information.  The Manager shall determine from
time to time what securities and other
investments will be purchased (including, as
permitted in accordance with this paragraph,
swap agreements, options and futures),
retained, sold or exchanged by the Fund and
what portion of the assets of the Funds
portfolio will be held in the various
securities and other investments in which the
Fund invests, and shall implement those
decisions (including the execution of
investment documentation), all subject to the
provisions of the Trusts Declaration of Trust
and By-Laws (collectively, the Governing
Documents), the 1940 Act, and the applicable
rules and regulations promulgated thereunder by
the Securities and Exchange Commission (the
SEC) and interpretive guidance issued
thereunder by the SEC staff and any other
applicable federal and state law, as well as
the investment objectives, policies and
restrictions of the Fund referred to above, and
any other specific policies adopted by the
Board and disclosed to the Manager.  The
Manager is authorized as the agent of the Trust
to give instructions to the custodian of the
Fund as to deliveries of securities and other
investments and payments of cash for the
account of the Fund.  Subject to applicable
provisions of the 1940 Act and direction from
the Board, the investment program to be
provided hereunder may entail the investment of
all or substantially all of the assets of the
Fund in one or more investment companies.  The
Manager will place orders pursuant to its
investment determinations for the Fund either
directly with the issuer or with any broker or
dealer, foreign currency dealer, futures
commission merchant or others selected by it.
In connection with the selection of such
brokers or dealers and the placing of such
orders, subject to applicable law, brokers or
dealers may be selected who also provide
brokerage and research services (as those terms
are defined in Section 28(e) of the Securities
Exchange Act of 1934, as amended (the Exchange
Act)) to the Funds and/or the other accounts
over which the Manager or its affiliates
exercise investment discretion.  The Manager is
authorized to pay a broker or dealer who
provides such brokerage and research services a
commission for executing a portfolio
transaction for the Fund which is in excess of
the amount of commission another broker or
dealer would have charged for effecting that
transaction if the Manager determines in good
faith that such amount of commission is
reasonable in relation to the value of the
brokerage and research services provided by
such broker or dealer.  This determination may
be viewed in terms of either that particular
transaction or the overall responsibilities
which the Manager and its affiliates have with
respect to accounts over which they exercise
investment discretion.  The Board may adopt
policies and procedures that modify and
restrict the Managers authority regarding the
execution of the Funds portfolio transactions
provided herein.  The Manager shall also
provide advice and recommendations with respect
to other aspects of the business and affairs of
the Fund, shall exercise voting rights, rights
to consent to corporate action and any other
rights pertaining to the Funds portfolio
securities subject to such direction as the
Board may provide, and shall perform such other
functions of investment management and
supervision as may be directed by the Board.
The Manager may execute on behalf of the Fund
certain agreements, instruments and documents
in connection with the services performed by it
under this Agreement.  These may include,
without limitation, brokerage agreements,
clearing agreements, account documentation,
futures and option agreements, swap agreements,
other investment related agreements, and any
other agreements, documents or instruments the
Manager believes are appropriate or desirable
in performing its duties under this Agreement.
	(b)	Subject to the direction and
control of the Board, the Manager shall perform
such administrative and management services as
may from time to time be reasonably requested
by the Fund as necessary for the operation of
the Fund, such as (i) supervising the overall
administration of the Fund, including
negotiation of contracts and fees with and the
monitoring of performance and billings of the
Funds transfer agent, shareholder servicing
agents, custodian and other independent
contractors or agents, (ii) providing certain
compliance, fund accounting, regulatory
reporting, and tax reporting services, (iii)
preparing or participating in the preparation
of Board materials, registration statements,
proxy statements and reports and other
communications to shareholders, (iv)
maintaining the Funds existence, and (v) during
such times as shares are publicly offered,
maintaining the registration and qualification
of the Funds shares under federal and state
laws.  Notwithstanding the foregoing, the
Manager shall not be deemed to have assumed any
duties with respect to, and shall not be
responsible for, the distribution of the shares
of any Fund, nor shall the Manager be deemed to
have assumed or have any responsibility with
respect to functions specifically assumed by
any transfer agent, fund accounting agent,
custodian, shareholder servicing agent or other
agent, in each case employed by the Fund to
perform such functions.
	(c)	The Fund hereby authorizes any
entity or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).
Notwithstanding the foregoing, the Manager agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Manager or its affiliates, except in each case as permitted by the 1940
Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Funds then-current Prospectus and Statement of Additional Information relative to the Manager and its directors and officers.

       4.	Subject to the Boards approval, the
Manager or the Fund may enter into contracts
with one or more investment subadvisers or
subadministrators, including without
limitation, affiliates of the Manager, in which
the Manager delegates to such investment
subadvisers or subadministrators any or all its
duties specified hereunder, on such terms as
the Manager will determine to be necessary,
desirable or appropriate, provided that in each
case the Manager shall supervise the activities
of each such subadviser or subadministrator and
further provided that such contracts impose on
any investment subadviser or subadministrator
bound thereby all the conditions to which the
Manager is subject hereunder and that such
contracts are entered into in accordance with
and meet all applicable requirements of the
1940 Act.
       5.	(a)	The Manager, at its expense,
shall supply the Board and officers of the Trust with all information and reports reasonably required by them and reasonably available to the Manager and shall furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund. The Manager shall oversee the maintenance of all books and records with respect to the Funds securities transactions and the keeping of the Funds books of account in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the 1940
Act, the Manager hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Funds request. The Manager further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule
31a-2 under the 1940 Act. The Manager shall authorize and permit any of its directors, officers and employees, who may be elected as Board members or officers of the Fund, to serve in the capacities in which they are elected.


	(b)	The Manager shall bear all
expenses, and shall furnish all necessary
services, facilities and personnel, in
connection with its responsibilities under this
Agreement.  Other than as herein specifically
indicated, the Manager shall not be responsible
for the Funds expenses, including, without
limitation, advisory fees; distribution fees;
interest; taxes; governmental fees; voluntary
assessments and other expenses incurred in
connection with membership in investment
company organizations; organization costs of
the Fund; the cost (including brokerage
commissions, transaction fees or charges, if
any) in connection with the purchase or sale of
the Funds securities and other investments and
any losses in connection therewith; fees and
expenses of custodians, transfer agents,
registrars, independent pricing vendors or
other agents; legal expenses; loan commitment
fees; expenses relating to share certificates;
expenses relating to the issuing and redemption
or repurchase of the Funds shares and servicing
shareholder accounts; expenses of registering
and qualifying the Funds shares for sale under
applicable federal and state law; expenses of
preparing, setting in print, printing and
distributing prospectuses and statements of
additional information and any supplements
thereto, reports, proxy statements, notices and
dividends to the Funds shareholders; costs of
stationery; website costs; costs of meetings of
the Board or any committee thereof, meetings of
shareholders and other meetings of the Fund;
Board fees; audit fees; travel expenses of
officers, members of the Board and employees of
the Fund, if any; and the Funds pro rata
portion of premiums on any fidelity bond and
other insurance covering the Fund and its
officers, Board members and employees;
litigation expenses and any non-recurring or
extraordinary expenses as may arise, including,
without limitation, those relating to actions,
suits or proceedings to which the Fund is a
party and the legal obligation which the Fund
may have to indemnify the Funds Board members
and officers with respect thereto.
       6.	No member of the Board, officer or
employee of the Trust or Fund shall receive
from the Trust or Fund any salary or other
compensation as such member of the Board,
officer or employee while he is at the same
time a director, officer, or employee of the
Manager or any affiliated company of the
Manager, except as the Board may decide.  This
paragraph shall not apply to Board members,
executive committee members, consultants and
other persons who are not regular members of
the Managers or any affiliated companys staff.
       7.	As compensation for the services
performed and the facilities furnished and
expenses assumed by the Manager, including the
services of any consultants retained by the
Manager, the Fund shall pay the Manager, as
promptly as possible after the last day of each
month, a fee, computed daily at an annual rate
set forth opposite the Funds name on Schedule A
annexed hereto, provided however, that if the
Fund invests all or substantially all of its
assets in another registered investment company
for which the Manager or an affiliate of the
Manager serves as investment adviser or
investment manager, the annual fee computed as
set forth on such Schedule A shall be reduced
by the aggregate management fees allocated to
that Fund for the Funds then-current fiscal
year from such other registered investment
company.  The first payment of the fee shall be
made as promptly as possible at the end of the
month succeeding the effective date of this
Agreement, and shall constitute a full payment
of the fee due the Manager for all services
prior to that date.  If this Agreement is
terminated as of any date not the last day of a
month, such fee shall be paid as promptly as
possible after such date of termination, shall
be based on the average daily net assets of the
Fund in that period from the beginning of such
month to such date of termination, and shall be
that proportion of such average daily net
assets as the number of business days in such
period bears to the number of business days in
such month.  The average daily net assets of
the Fund shall in all cases be based only on
business days and be computed as of the time of
the regular close of business of the New York
Stock Exchange, or such other time as may be
determined by the Board.
    8.	The Manager assumes no responsibility
under this Agreement other than to render the
services called for hereunder, in good faith,
and shall not be liable for any error of
judgment or mistake of law, or for any loss
arising out of any investment or for any act or
omission in the execution of securities
transactions for the Fund, provided that
nothing in this Agreement shall protect the
Manager against any liability to the Fund to
which the Manager would otherwise be subject by
reason of willful misfeasance, bad faith, or
gross negligence in the performance of its
duties or by reason of its reckless disregard
of its obligations and duties hereunder.  As
used in this Section 8, the term Manager shall
include any affiliates of the Manager
performing services for the Trust or the Fund
contemplated hereby and the partners,
shareholders, directors, officers and employees
of the Manager and such affiliates.
    9.	Nothing in this Agreement shall limit
or restrict the right of any director, officer,
or employee of the Manager who may also be a
Board member, officer, or employee of the Trust
or the Fund, to engage in any other business or
to devote his time and attention in part to the
management or other aspects of any other
business, whether of a similar nature or a
dissimilar nature, nor to limit or restrict the
right of the Manager to engage in any other
business or to render services of any kind,
including investment advisory and management
services, to any other fund, firm, individual
or association.  If the purchase or sale of
securities consistent with the investment
policies of the Fund or one or more other
accounts of the Manager is considered at or
about the same time, transactions in such
securities will be allocated among the accounts
in a manner deemed equitable by the Manager.
Such transactions may be combined, in
accordance with applicable laws and
regulations, and consistent with the Managers
policies and procedures as presented to the
Board from time to time.
    10.	For the purposes of this Agreement,
the Funds net assets shall be determined as
provided in the Funds then-current Prospectus
and Statement of Additional Information and the
terms assignment, interested person, and
majority of the outstanding voting securities
shall have the meanings given to them by
Section 2(a) of the 1940 Act, subject to such
exemptions as may be granted by the SEC by any
rule, regulation or order.
    11.	This Agreement will become effective
with respect to the Fund on the date set forth
opposite the Funds name on Schedule A annexed
hereto, provided that it shall have been
approved by the Trusts Board and by the
shareholders of the Fund in accordance with the
requirements of the 1940 Act and, unless sooner
terminated as provided herein, will continue in
effect until November 30, 2007.  Thereafter, if
not terminated, this Agreement shall continue
in effect with respect to the Fund, so long as
such continuance is specifically approved at
least annually (i) by the Board or (ii) by a
vote of a majority of the outstanding voting
securities of the Fund, provided that in either
event the continuance is also approved by a
majority of the Board members who are not
interested persons of any party to this
Agreement, by vote cast in person at a meeting
called for the purpose of voting on such
approval.
    12.	This Agreement is terminable with
respect to the Fund without penalty by the
Board or by vote of a majority of the
outstanding voting securities of the Fund, in
each case on not more than 60 days nor less
than 30 days written notice to the Manager, or
by the Manager upon not less than 90 days
written notice to the Fund, and will be
terminated upon the mutual written consent of
the Manager and the Trust.  This Agreement
shall terminate automatically in the event of
its assignment by the Manager and shall not be
assignable by the Trust without the consent of
the Manager.
    13.	The Manager agrees that for services
rendered to the Fund, or for any claim by it in
connection with services rendered to the Fund,
it shall look only to assets of the Fund for
satisfaction and that it shall have no claim
against the assets of any other portfolios of
the Trust.  The undersigned officer of the
Trust has executed this Agreement not
individually, but as an officer under the
Trusts Declaration of Trust and the obligations
of this Agreement are not binding upon any of
the Trustees, officers or shareholders of the
Trust individually.
    14.	No provision of this Agreement may be
changed, waived, discharged or terminated
orally, but only by an instrument in writing
signed by the party against which enforcement
of the change, waiver, discharge or termination
is sought, and no material amendment of the
Agreement shall be effective until approved, if
so required by the 1940 Act, by vote of the
holders of a majority of the Funds outstanding
voting securities.
    15.	This Agreement embodies the entire
agreement and understanding between the parties
hereto, and supersedes all prior agreements and
understandings relating to the subject matter
hereof.  Should any part of this Agreement be
held or made invalid by a court decision,
statute, rule or otherwise, the remainder of
this Agreement shall not be affected thereby.
This Agreement shall be binding on and shall
inure to the benefit of the parties hereto and
their respective successors.
    16.	This Agreement shall be construed and
the provisions thereof interpreted under and in accordance with the laws of the State of New
York.

[signature page to follow]



	IN WITNESS WHEREOF, the parties hereto
have caused this Agreement to be executed by their officers thereunto duly authorized.
	LEGG MASON
PARTNERS
INCOME
TRUST

		By:
		Name:
		Title:



	LEGG MASON
PARTNERS
FUND
ADVISOR,
LLC

		By:
		Name:
		Title:




Schedule A

Legg Mason Partners Intermediate Maturity New
York Municipals Fund

Date:

April 13, 2007

Fee:

The following percentage of the Funds average daily net assets: 0.50%


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